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                                                                    EXHIBIT 4.11


                                                                  EXECUTION COPY


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                               SECURITY AGREEMENT

                                     between

                            NRG POWER MARKETING INC.,

                                       and

                            THE CHASE MANHATTAN BANK

                               as Collateral Agent




                          Dated as of February 22, 2000




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                                TABLE OF CONTENTS


                                                                             Page
Section 1.  Definitions........................................................1

Section 2.  Representations and Warranties.....................................3

Section 3.  Collateral.........................................................3

Section 4.  Cash Proceeds of Collateral........................................4
       4.01  Collateral Account................................................4
       4.02  Investment of Balance in Collateral Account.......................5

Section 5.  Further Assurances; Remedies.......................................5
       5.01  Delivery and Other Perfection.....................................5
       5.02  Other Financing Statements and Liens..............................6
       5.03  Preservation of Rights............................................6
       5.05  Events of Default, Etc............................................7
       5.06  Deficiency........................................................8
       5.07  Removals, Etc.....................................................8
       5.08  Private Sale......................................................8
       5.09  Application of Proceeds...........................................8
       5.10  Attorney-in-Fact..................................................9
       5.11  Perfection........................................................9
       5.12  Termination.......................................................9
       5.13  Further Assurances................................................9

Section 6.  Miscellaneous.....................................................10
       6.01  Notices..........................................................10
       6.02  No Waiver........................................................10
       6.03  Amendments, Etc..................................................11
       6.04  Expenses.........................................................11
       6.05  Successors and Assigns...........................................11
       6.06  Counterparts.....................................................11
       6.07  Governing Law....................................................11
       6.08  Waiver of Jury Trial.............................................12
       6.09  Captions.........................................................12
       6.10  Severability.....................................................12
       6.11  Agents and Attorneys-in-Fact.....................................12
       6.12  Merger...........................................................12
       6.13  Cumulative Rights, No Waiver.....................................12


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                               SECURITY AGREEMENT


              SECURITY AGREEMENT dated as of February 22, 2000, between NRG POWER MARKETING, INC., a Delaware corporation (the "Obligor") and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent under the Collateral Agency and Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                                   WITNESSETH

              WHEREAS, NRG Northeast Generating LLC (the "Company"), the Guarantors party thereto and The Chase Manhattan Bank as trustee for the Holders (in such capacity, together with its successors in such capacity, the "Trustee") are parties to an Indenture dated February 22, 2000 (as amended, modified and supplemented and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the creation of an issue of the Company's bonds, debentures, notes or other evidence of indebtedness to be issued in one or more series from time to time (the "Bonds"); and

              WHEREAS, the Company, the Guarantors party thereto and a syndicate of financial institutions (the "Working Capital Banks"), including The Chase Manhattan Bank and Citibank, N.A., (the "Working Capital Agents"), are parties to a Working Capital Agreement dated February 22, 2000 (as amended, modified and supplemented and in effect from time to time, the "Working Capital Agreement"), providing, subject to the terms and conditions thereof, for the making of loans to the Company for working capital purposes; and

              WHEREAS, to induce the Trustee to enter into the Indenture, to induce the Initial Purchasers (as defined in the Indenture) to purchase the Initial Bonds offered thereunder and to induce the Working Capital Banks to enter into the Working Capital Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties agree as follows.

              SECTION 1. DEFINITIONS. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

              "Assigned Revenues" has the meaning assigned to such term in
Section 3.

              "Collateral" has the meaning assigned to such term in Section 3.

              "Collateral Account" has the meaning assigned to such term in
Section 4.01.

              "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of February 22, 2000 among the Company, the Guarantors,


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the Collateral Agent, The Chase Manhattan Bank, as Trustee under the Indenture and the Working Capital Agents.

              "Holder" means, a Person in whose name a Bond is registered in the Security Register and any holder of Senior Secured Debt, including, without limitation, any lender named in the Working Capital Agreement.

              "Records" has the meaning assigned to such term in Section 2.

              "Secured Obligations" means, collectively, (a) in the case of the Company, (i) the principal and interest on the Bonds and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to the Holders or the Trustee by the Company under the Indenture or the Bonds,
(ii) the principal and interest on the loans made by the Working Capital Banks to the Company and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to the Working Capital Banks by the Company under the Working Capital Agreement, and (iii) the principal and interest on any other Senior Secured Debt and all other amounts (including, but not limited to, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) from time to time owing to other Senior Secured Debt holders or to any Senior Secured Debt Agents by the Company under any Senior Secured Debt Documents (b) in the case of the Guarantors, all obligations of the Guarantors under the Indenture and the Working Capital Agreement (including without limitation, in respect of their Guarantees under Article 4 of the Indenture and Article III of the Working Capital Agreement)and all other guarantees of Senior Secured Debt, and (c) all obligations of the Company and the Guarantors to the Collateral Agent under the Collateral Documents.

              "Secured Parties" has the meaning set forth in the Collateral Agency and Intercreditor Agreement.

              "Senior Secured Debt" means all Permitted Indebtedness of the Issuer (including Bonds in addition to the Initial Bonds) ranking pari passu as to payment with the Bonds and which is secured by the Intercreditor Collateral (as defined in the Collateral Agency and Intercreditor Agreement).

              "Senior Secured Debt Agents" any trustees or agents under any other Senior Secured Debt Documents on behalf of the holders of the indebtedness or obligations evidenced by such Senior Secured Debt Documents (together with their respective successors and assigns) in such capacity.

              "Senior Secured Debt Documents" shall mean all agreements, documents and instruments evidencing and/or securing any Senior Secured Debt.

              "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.



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              SECTION 2. REPRESENTATIONS AND WARRANTIES. The Obligor represents and warrants to the Collateral Agent that:

              (a) The Obligor is the sole beneficial owner of the Collateral (other than the Collateral Account and except for Collateral constituting revenues from any current and future agreements, contracts and documents where the Obligor does not act as principal) in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for liens permitted under Sections 6.9 and 7.5 of the Indenture and Sections 6.09 and 7.05 of the Working Capital Agreement and except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest (i) constitute valid and enforceable perfected security interests in all of the Collateral in favor of the Collateral Agent as collateral security for the Secured Obligations to the extent that a security interest may be perfected by filing and/or the other actions specified herein, and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens (as defined in the Indenture and the Working Capital Agreement) which have priority by operation of law.

              (b) The chief place of business and chief executive office of the Obligor and the office where the Obligor keeps its records concerning the Collateral (herein collectively called the "Records") and the original copies of the Assigned Revenues are located at the address specified for the Obligor pursuant to Section 6.01 of this Agreement.

              (c) A certified copy of each Assigned Agreement in effect on the Effective Date has been furnished to the Collateral Agent, including all schedules and exhibits thereto, and each such Assigned Agreement sets forth the entire agreement of the parties thereto relating to the subject matter thereof, and there are no other agreements or understandings, written or oral, relating to the matters covered thereby or the rights of the Obligor in respect thereof.

              SECTION 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Obligor hereby assigns, transfers, pledges and grants to the Collateral Agent, for the benefit of the Holders as hereinafter provided, a continuing first priority perfected security interest in, and a lien upon, all of the Obligor's right, title and interest in the following property, whether now owned by the Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) all revenues from all current and future power sales agreements, contracts and documents entered into by the Obligor associated with the Guarantors (including any Subsequent Guarantor), as each such agreement, contract and document may be amended, supplemented, modified or replaced and in effect from time to time (said revenues collectively, the "Assigned Revenues"), including, without limitation:
       (i) all


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       rights of the Obligor to receive moneys due and to become due under or pursuant to the Assigned Revenues and (ii) all rights of the Obligor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Revenues;

              (b) the Collateral Account and all property credited thereto, including but not limited to the balance from time to time in the Collateral Account (including all Permitted Investments and "securities entitlements" (as defined in Section 8-102(a)(17) of the Uniform Commercial Code) credited thereto) and all security entitlements with respect to any of the foregoing; and

              (c) all proceeds, rents, profits, income, benefits, substitutions and replacements of, and to any of the property of the Obligor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor.

              SECTION 4. CASH PROCEEDS OF COLLATERAL.

              4.01 Collateral Account. The Collateral Agent will cause to be established at a banking institution to be selected by the Collateral Agent a cash collateral account (the "Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Collateral Agent (and, in the case of a securities account, in respect of which the Collateral Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time upon the occurrence and during the continuance of an Event of Default the cash proceeds of any of the Collateral required to be delivered to the Collateral Agent pursuant hereto and into which the Obligor may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the written order of the Obligor as the Obligor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the written direction of the Required Creditors (as defined in the Collateral Agency and Intercreditor Agreement) apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section
5.09. The balance from time to time in the Collateral Account shall be


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subject to withdrawal only as provided herein. In addition to the foregoing, the
Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, the Obligor shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Obligor.

              4.02 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested at the written request of the Obligor from time to time in such Permitted Investments as the Obligor (or, after the occurrence and during the continuance of an Event of Default, the Required Creditors) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (and, if the Collateral Account is a securities account, credited to the Collateral Account); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the written direction of the Required Creditors at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.

              The Collateral Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Obligor or the Required Creditors. In no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Obligor to provide timely written investment direction.

              SECTION 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligor hereby agrees:

              5.01 Delivery and Other Perfection. The Obligor shall:

              (a) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, upon the occurrence and during the continuation of an Event of Default;

              (b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner in order to reflect the security interests granted by this Agreement; and


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              (c) permit representatives of the Collateral Agent, upon
       reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, upon the occurrence and during the continuation of an Event of Default, permit representatives of the Collateral Agent to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require.

              The Collateral Agent has no duty or responsibility to ensure or monitor the Obligor's compliance with the provisions of this Section 5.01 and it shall have no liability if the Company fails to comply with such provisions.

              5.02 Other Financing Statements and Liens. Except as otherwise permitted under Articles 6.9 and 7.5 of the Indenture and Sections 6.09 or and
7.05 of the Working Capital Agreement, no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

              5.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              5.04 Special Provisions Relating to Assigned Revenues.

              (a) The Obligor shall remain liable to perform its respective duties and obligations under the contracts and agreements relating o the Assigned Revenues in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent or any Secured Party of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under such contracts and agreements. Neither the Collateral Agent nor any Secured Party shall have any duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement or any other agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

              (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any contract or agreement shall be deemed to be a consent by the Collateral Agent or any Secured Party to any such contract or agreement.

              (c) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any Assigned Revenues.


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              5.05 Events of Default, Etc. During any period in which an Event of Default shall have occurred and be continuing:

              (a) The Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Obligor, designated in its request;

              (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

              (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, (and the Obligor agrees to take all such action as may be appropriate to give effect to such right);

              (d) the Collateral Agent in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (e) the Collateral Agent may, upon 10 Business Days prior written notice to the Obligor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

              The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale or as a result or exercise of any other rights or remedies available to it.


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              The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09.

              5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligor shall remain liable for any deficiency to the extent the Obligor is obligated under this Agreement.

              5.07 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, the Obligor shall not (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place other than at the address indicated in or pursuant to Section 6.01 hereof or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

              5.08 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent:

              First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

              Finally, to the payment to the Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Section 5, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligor on any of the Collateral.


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              5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and will inform the Obligor thereof. The Collateral Agent shall have no obligation or responsibility for the filing, refiling, rerecording or monitoring the status of any financing or continuation statements or any other similar documentation relating to the perfection of the Security Interest granted in the Collateral.

              5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Obligor shall (i) file such financing statements and other documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Collateral Agent a copy of all UCC-1 financing statements filed pursuant to clause (i) naming the Obligor as debtor and duly signed by the Obligor.

              5.12 Termination

              (a) When all Secured Obligations shall have been paid in full and the Commitments of the Working Capital Banks under the Working Capital Agreement shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Obligor. The Collateral Agent shall also execute and deliver to the Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Obligor to effect the termination and release of the Liens on the Collateral.

              (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Obligor in a transaction permitted by the Indenture and the Working Capital Agreement, then the Collateral Agent, at the request and reasonable and sole expense of the Obligor, shall execute and deliver to the Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

              5.13 Further Assurances. The Obligor agrees that, from time to time upon the written request of the Collateral Agent, the Obligor will execute and deliver such further



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documents and do such other acts and things as the Collateral Agent may reasonably request in order to fully effect the purposes of this Agreement.

              SECTION 6. MISCELLANEOUS.

              6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at:

       Collateral Agent:        The Chase Manhattan Bank
                                Capital Markets Fiduciary Services
                                 As Collateral Agent
                                450 W. 33rd Street, 15th Floor
                                New York, New York 10001

                                ATTENTION: Annette M. Marsula,
                                 International and Project Finance
                                 Group

                                Telecopier No.: (212) 946-8177
                                Telephone No.: (212) 946-7557

       Obligor:                 NRG Power Marketing LLC
                                1221 Nicollet Mall
                                Suite 700
                                Minneapolis, MN 55403-2445

                                Attention: James Bender

                                Telecopier No.: (612) 373-5392

       With Copies to:          NRG Energy, Inc.
                                1221 Nicollet Mall
                                Suite 700
                                Minneapolis, MN  55403-2445
                                Attention:  General Counsel
                                Telecopier No.:  (612) 373-5392


              6.02 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right, power or remedy hereunder


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preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Obligor and the Collateral Agent and with the consent of the Working Capital Banks as specified in the last paragraph of Article IX in the Working Capital Agreement. Any such amendment or waiver shall be binding upon the Collateral Agent and each Secured Party, each holder of any of the Secured Obligations and the Obligor.

              6.04 Expenses. The Obligor agrees to reimburse each of the Secured Parties and the Collateral Agent for all reasonable costs and expenses of the Secured Parties and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligor in respect of the Collateral that the Obligor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3. The Obligor's obligations under this Section 6.04 shall survive the termination of the earlier resignation or removal of the Collateral Agent.

              6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligor, the Collateral Agent, the Secured Parties and each holder of any of the Secured Obligations (provided, however, that the Obligor shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

              6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to choice of law principles thereof to the extent the application of such principles would cause the application of the laws of any other jurisdiction).


                NRG Northeast Power Marketing Security Agreement

              6.08 Waiver of Jury Trial. EACH OF THE OBLIGOR, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              6.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              6.11 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith but such employment will not relieve the Collateral Agent from its duties and obligations hereunder.

              6.12 Merger. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

              6.13 Cumulative Rights, No Waiver. The rights, powers and remedies of the Collateral Agent under this Security Agreement are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Obligor and the Collateral Agent relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Collateral Agent to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.



                NRG Northeast Power Marketing Security Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                NRG POWER MARKETING, INC.,


                                By:   /s/ Craig Mataczynski
                                      ------------------------
                                      Name: Craig Mataczynski
                                      Title: President



                                THE CHASE MANHATTAN BANK,
                                   as Collateral Agent


                                By:   /s/ Annette M. Marsula
                                      -------------------------------
                                      Name: Annette M. Marsula
                                      Title: Vice President


                NRG Northeast Power Marketing Security Agreement